FOREBEARANCE AND SETTLEMENT AGREEMENT

This Agreement (this “Agreement”) is dated as of ____________, 2006 and is entered into by and among RoomLinX, Inc., a Nevada corporation (the “Company”), and the Investors set forth on the signature pages hereto (the “Investors”).

R E C I T A L S:

WHEREAS, pursuant to the terms of a Securities Purchase Agreement dated March 2, 2005 among the Company and the Investors named therein (the “Purchase Agreement”), the Investors made loans to the Company as evidenced by convertible debentures dated March 2, 2005 in the original aggregate principal amount of $1,100,000.00 (the “Notes”) and the Company issued to the Investors warrants to purchase shares of Common Stock in the Company (the “Warrants”) at an exercise price of $.075 per share, as set forth on Schedule A hereto; and

WHEREAS, pursuant to the terms of the Purchase Agreement, the Company and the Investors entered into a Registration Rights Agreement dated as of March 2, 2005 (the “Registration Agreement”) pursuant to which the Investors were granted certain registration rights in respect of the shares of Common Stock underlying the Notes and Warrants and providing for liquidated damages (“Liquidated Damages”) in the event that the Company failed to perform its obligations under the Registration Agreement; and

WHEREAS, certain Events of Default have occured under the Notes and the Registration Agreement; and

WHEREAS, solely upon the terms and subject to the conditions of this Agreement, the Investors have agreed for an initial ninety (90) day period, and upon compliance by the Company with the terms of this Agreement, for an additional one hundred eighty (180) day period, to forebear from exercising any and all of their rights and remedies under the Notes including demanding repayment of the Notes and payment of Liquidated Damages and to permanently settle the obligations of the Company to the Investors upon the terms and conditions set forth herein; and

WHEREAS, all capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

NOW THEREFORE, it is hereby agreed between the parties as follows:

1. Acknowledgment of Debt and Default. The Company acknowledges and agrees that:

(a) The Company is liable for the full and timely payment of the Notes, including, without limitation, all principal, accrued interest, attorneys’ fees and other costs, charges, obligations and expenses heretofore, now or from time to time hereafter incurred by the Investor in connection with the Notes, the Events of Default and the negotiation, preparation, administration and enforcement of this Agreement; and

(b) Each Investor has the right to immediately initiate and prosecute any or all of its rights or remedies, whether pursuant to the Note, at law, in equity or otherwise.

(c) In addition, the Company has failed to register the shares of Common Stock underlying the Notes and Warrants owned by the Investors and to pay Liquidated Damages to the Investors with respect to such failure pursuant to the terms and conditions of the Registration Agreement.

(d) Each Investor has the right to immediately initiate and prosecute any or all of its rights or remedies, whether pursuant to the Registration Agreement, at law, in equity or otherwise.
2. Forebearance. Provided that no other breach, default or event of default exists or occurs under the Notes, other than the “Disclosed Defaults” (hereinafter defined), each Investor hereby agrees to forebear from the exercise of any and all rights and remedies under the Notes and/or the Registration Agreement and applicable law (including demanding repayment of the Notes) for a period of ninety (90) days from the date of this Agreement (the “Initial Forebearance Period”). Subject to Section 7 hereof, each Investor further agrees that during the Initial Forebearance Period, the Note shall not accrue any additional interest and that the amount set forth on Schedule A under the heading “Amount of Notes Outstanding as of _________, 2006” represents the amount to be repaid by the Company in accordance with this Agreement in the absence of any Default under Section 7 hereto. “Disclosed Defaults” means the Company’s failure to pay any amounts under the Notes when due and to register the shares of Common Stock underlying the Notes and Warrants under the Registration Agreement.

3. Next Financing. During the Initial Forebearance Period, the Company agrees to use its reasonable best efforts to raise a minimum of $1,000,000.00 through the sale of equity or equity linked securities (such as convertible debt) in the Company, the closing (the “Closing”) of which is expected to occur within 90 days of the date hereof (the “Next Financing”). The Company agrees that the exercise price of any warrants to be issued in connection with the Next Financing shall be not less than $0.06 per share of Common Stock.

4. Cash Payments to Investors. Upon the Closing, the Company shall pay to each Investor such Investor’s proportionate share of $466,666.66 pro rata to each Investor in proportion to the principal amount of such Investor’s investment to the aggregate original principal amount of the Notes by wire transfer of immediately available funds to such accounts as may be designated by the Investors.

5. Issuance of Securities to Investors.  At the Closing, the Company shall issue to the Investors the same principal securities (debt or equity) of the Company issued by the Company to investors in the Next Financing, in the aggregate amount of $550,000.00 (assuming all Investors execute this Agreement and pro-rata to each Investor based on such Investor’s overall ownership percentage of all Notes) (based on the purchase price paid for such securities by the Investors in the Next Financing). Such securities shall be divided among the holders of Notes in proportion to the principal amount of the Notes held by them and surrendered for cancellation.

6. Second Forebearance Period. Assuming that the Next Financing is consummated on or prior to the expiration of the Initial Forebearance Period and the Company complies with Sections 4 and 5 above, the Investors shall continue to forebear from exercising any rights or remedies for an additional one-hundred eighty (180) day period (the “Second Forebearance Period”). On or prior to the end of the Second Forebearance Period, the Company shall pay to each Investor such Investor’s proportionate share of $233,333.34, by wire transfer of immediately available funds to such account as may be designated by the Investors in full satisfaction of the Notes.

7. Default. The Company hereby acknowledges and agrees that if it fails to fully and timely satisfy, perform and comply with each and every term and provision of Sections 3, 4, 5 and 6 above (herinafter a “Default”), then (a) the Initial Forebearance Period or the Second Forebearance Period, as the case may be, shall immediately terminate, and (b) each Investor may immediately exercise such of its rights and remedies as it deems appropriate, whether pursuant to the Notes, the Purchase Agreement, at law, in equity or otherwise. In addition and notwithstanding anything contained herein to the contrary, in the event of a Default, all interest under the Notes which would have otherwise accrued but for the Forebearance provisions of Section 1 hereto, shall be reinstated from the day of this Agreement and shall continue to accrue until the Notes are repaid and the Company shall be indebted to the Investors for an additional $225,000 to be apportioned pro-rata to each Investor based on such Investor’s overall ownership percentage of all Notes to be memorialized in new promissory notes on comparable terms (i..e., interest rate and term) to the Notes which will be promptly delivered to each Investor following such Default. In the event of Default the Investors agree to provide RoomLinX written notice of the default and allow RoomLinX ten (10) business days from receipt of the written notice to cure the default.

8. Reaffirmation. The Company hereby reaffirms and remakes all of its representations, warranties and covenants made in the Notes and Purchase Agreement. If, and to the extent, the terms and provisions of this Agreement conflict or contradict with the terms and provisions of the Notes or the Purchase Agreement, then the terms and provisions of this Agreement shall govern and control; provided, however, to the extent the terms and provisions of this Agreement do not contradict or conflict with the terms and provisions of the Notes or Purchase Agreement, then the Notes or Purchase Agreement, as amended by this Agreement, shall remain in and have their intended full force and effect, and the Company and the Investors hereby affirm, confirm and ratify the same.

9. Forebearance Agreement Not Refinancing. Each Investor’s agreement to forbear pursuant to this Agreement is not, and shall not be construed as, a refinancing of the Notes.

10. Authority to Execute this Agreement. The Company represents and warrants that it has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement. The execution, delivery and performance by the Company of this Agreement shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or breach of any provision contained in the Company's Certificate of Incorporation or By-Laws, or contained in any agreement, instrument or document to which the Company is now or hereafter a party or by which it is or may become bound.

11. Forebearance Limitation. The Forebearance described in this Agreement shall be limited solely to the Disclosed Defaults and shall not be deemed (a) a Forebearance of any other terms or provisions, or a waiver of any terms or provisions, of the Notes, the Purchase Agreement or any other agreements, documents or instruments referenced therein or executed and delivered pursuant thereto, (b) a Forebearance or waiver by Investor of any Event of Default, whether now existing or hereafter arising, other than the Disclosed Defaults, or (c) to affect any of Investor’s rights or remedies, whether at law, in equity or otherwise and whether pursuant to the Notes, the Purchase Agreement, or any other agreements, documents or instruments referenced therein or executed and delivered pursuant thereto, except as expressly provided herein.

12. Reservation of Rights. Each Investor continues to reserve all of its rights and remedies, pursuant to this Agreement, the Notes and the Purchase Agreement, as well as any rights and remedies at law, in equity or otherwise. Nothing contained in this Agreement shall be or be deemed a waiver of any presently existing or any hereafter arising or occurring breach, default or event of default, including, but not limited to, the Disclosed Defaults, nor shall preclude the subsequent exercise of any of Investor’s rights or remedies. Upon a default under this Agreement or a breach, default or event of default under the Notes or the Purchase Agreement other than the Disclosed Defaults, the Initial Forebearance Period or the Second Forebearance Period, as the case may be, shall immediately terminate and the Investor may exercise all of its rights and remedies, whether pursuant to this Agreement, the Notes, the Purchase Agreement, at law, in equity or otherwise.

13. Waiver and Release. In consideration of each Investor’s execution and delivery of this Agreement the Company hereby waives, releases and forever discharges such Investor, its predecessors, parents, subsidiaries, affiliates, agents, employees, officers, directors, shareholders, attorneys, legal representatives, successors and assigns, and each of them, from any and all claims, demands, counterclaims, set-offs, defenses, debts, liabilities, obligations, costs, expenses, actions, causes of action and damages of every kind, nature and description whatsoever, known or unknown, foreseeable and unforeseeable, liquidated and unliquidated, and insured and uninsured, which the Company heretofore, now and from time to time hereafter owns, holds or has by reason of any matter, cause or thing whatsoever, arising from, relating to or in connection with the Notes, the Purchase Agreement, or this Agreement.

14.  Waivers. Each Investor hereby agrees as follows, as of the date when the Company fully and timely complies with the terms and provisions of each of Sections 3, 4, 5, and 6 hereto:

(a) to permanently waive any and all Liquidated Damages under the Registration Agreement;

(b) to permanently waive any anti-dilution rights under the Notes and the Warrants, any and all additional interest, fees or penalties due under the Notes and any and all Events of Default under the Notes as defined in Section 10 of the Notes; and

(c) to permanently waive the provisions of Sections 4.7 and 4.9 of the Purchase Agreement with respect to the Next Financing.

15. Reduction of Exercise Price of Warrants and Termination of Registration Agreement.

(a) As of the date hereof, the “Exercise Price” of each of the Warrants shall be reduced from $0.075 to the lower of (i) $0.06 per share of Common Stock or (ii) the exercise price of the warrants issued in the Next Financing.; and

(b) As of the Closing, the Registration Agreement shall be terminated and of no further force and effect. The Company agrees to include the shares of Common Stock underlying the Warrants in any registration agreement entered into by the Company with the investors in the Next Financing on the same terms as such investors receive in respect of the securities purchased by them.

16. Miscellaneous.

(a)  This Agreement shall be governed by, and shall be construed in accordance with, the laws of the State of New York, without regard to conflicts of law principals.

(b) In the event that a party brings an action or proceeding relating to this Agreement, or the enforcement of any of the articles of this Agreement, then such action or proceeding shall be brought in the Courts located in the County of New York, State of New York. In any action, lawsuit or proceeding brought to enforce or interpret the provisions of this Agreement and/or arising out of or relating to any dispute between or among the parties, the prevailing party shall be entitled to recover all of its reasonable attorney’s fees, costs and expenses, in addition to any other relief to which such party may be entitled.

(c) In the event that any provision or portion of this Agreement shall, for any reason, be held invalid, unenforceable or contrary to law, the remainder of such provision and the remaining provisions of this Agreement shall not be affected but, rather, shall remain in full force and effect; provided, however, that remainder of this Agreement shall continue to substantially reflect the intent of the parties as indicated herein. The parties hereto agree in such event to execute, acknowledge and deliver all such further documents and to take all such further action as may be necessary or desirable to carry out and make effective the terms, conditions, purposes and intent of this Agreement.

(d)  No agreement or understanding which modifies or alters this Agreement or any part thereof shall be binding upon any party hereto unless it is in writing and duly signed by all of the parties hereto.

(e) This Agreement may be executed in counterparts each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Any party shall be entitled to rely on a facsimile signature as if it were an original.

(f) No failure to exercise, and no delay in exercising, any of Investor’s rights, powers or privileges shall operate as a waiver thereof.  No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.  No extension of time for the payment of any of the indebtedness or any other sum owed by the Company to Investors, or the performance of any other obligation or act, shall be deemed to be an extension of the time for payment or performance of any obligation or act.

COUNTERPART SIGNATURE PAGE
TO FOREBEARANCE AND SETTLEMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ROOMLINX, INC.

By:
Name:
Title:

COUNTERPART SIGNATURE PAGE
TO FOREBEARANCE AND SETTLEMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Note Holder